Exhibit 10.7

CERIDIAN CORPORATION

DEFERRED COMPENSATION PLAN (2002 Revision)

First Declaration of Amendment

Pursuant to the retained power of amendment contained in Section 6.2 of the Ceridian Corporation Deferred Compensation Plan (2002 Revision), the undersigned hereby amends the Plan in the manner described below.

1. This First Declaration of Amendment will apply only to deferrals that are subject to the provisions of Section 409A of the Code, namely deferred compensation amounts that were deferred, credited or vested on or after January 1, 2005, and earnings credits thereon. Amounts that were deferred, credited and vested under the Plan as of December 31, 2004, and earnings credits thereon (the “Grandfathered Amount”) will continue to be subject to the terms of the Plan without regard to the First Declaration of Amendment and the Grandfathered Amount is not intended to be subject to Section 409A of the Code. This First Declaration of Amendment is effective January 1, 2005, except to the extent specifically provided otherwise. For purposes of administering the Plan, including crediting amounts to Participant Accounts and making payments under the Plan, the Grandfathered Amount will be treated as maintained under a plan that is separate from the non-Grandfathered Amount that is subject to this First Declaration of Amendment.

2. Section 2.2(a)(v) is amended and restated effective as of January 1, 2005 to read as follows:

“(v) 401(k) Hardship Withdrawal. A Qualified Employee who receives a hardship withdrawal from a 401(k) plan maintained by a Participating Employer, or by any other employer required to be aggregated with the Participating Employer under Code section 414(b), (c), (m) or (o), will have his or her election to defer Base Compensation or Annual Bonus under the Plan cancelled, with any new election subject to the deferral election requirements of Section 3.2.”

3. Effective as of January 1, 2005, Section 2.2(a)(iv) is deleted and such Section 2.2(a)(v) is redesignated as Section 2.2(a)(iv).

4. Section 2.2(b) is amended and restated effective as of January 1, 2005 to read as follows:

“(b) Affect on Deferral Elections. An Active Participant’s deferral election for a Plan Year is irrevocable after the latest day on which the election may be made except in the event of a distribution under Section 2.2(a)(iii) or a 401(k) hardship withdrawal under Section 2.2(a)(v).”

5. Section 2.3 is amended effective as of January 1, 2005 by adding the following language to the end of such Section:

“In addition, an Employee Participant who transfers to an Affiliate of a Participating Employer will, for the duration of the Plan Year during which the transfer occurs, continue to participate in Participant Deferral Credits pursuant to Section 3.2 of the Plan in accordance with the deferral election in effect before the transfer.”

6. Section 2.5 is amended effective as of January 1, 2005 by amending and restating the first sentence of such Section to read as follows:

“Each Qualified Employee who, for the Plan Year, is eligible to contribute to the Qualified 401(k) Plan, is eligible to receive a Restoration Matching Credit.”

7. Section 2.6(b) is amended and restated effective as of January 1, 2005 to read as follows:

“(b) is an executive officer of the Company or a Subsidiary; and”

8. Section 3.1(e) is amended effective as of January 1, 2005 by adding a new clause (v) to read as follows:

“(v) Distribution Elections. If a Participant has made different distribution elections for amounts credited under Sections 3.2, 3.3, 3.4 and 3.5 for particular Plan Years, then, the Administrator will maintain separate subaccounts within each Account, each of which will evidence amounts credited to the Account pursuant to any such election with respect to which the Participant has elected an identical form and timing of distribution.”

9. Section 3.2(a)(ii) is amended effective as of January 1, 2005 by adding the following language to the end of such Section:

“Notwithstanding the preceding sentence, the special 30-day rule is only applicable to a Qualified Employee who was not previously eligible to participate in the Plan or any other non-qualified deferred compensation plan maintained by the Company or an Affiliate that would be treated as a single plan with the Plan under Code section 409A.”

10. Section 3.2(b)(ii) is amended effective as of January 1, 2005 by adding the following language to the end of such Section:

“Notwithstanding the preceding sentence, the special 30-day rule is only applicable to a Qualified Employee who was not previously eligible to participate in the Plan or any other non-qualified deferred compensation plan maintained by the Company or an Affiliate that would be treated as a single plan with the Plan under Code section 409A.”

11. Section 3.2(b)(iv) is amended and restated effective as of January 1, 2005 to read as follows:

“(iv) Any election pursuant to this subsection for a Plan Year by an Employee Participant after the first day of the Plan Year applies only to that percentage of the Annual Bonus that is equal to the ratio of the number of days in the Plan Year after the effective date of the election over this total number of days in the Plan Year.”

12. Section 3.2(c) is deleted effective as of January 1, 2005 and Section 3.2(d) is redesignated as Section 3.2(c).

13. Section 3.6(j)(v) is amended effective as of January 1, 2005 by replacing the phrase “Company and its Affiliates” in the first sentence of such Section with “Company and its Subsidiaries.”

14. Section 3.7(c) is amended effective as of January 1, 2005 by amending and restating the first sentence of Section 3.7(c) to read as follows:

“With respect to any amount credited to the Participant’s Supplemental Matching Account (and related earnings credits) for a given Plan Year, the Participant will vest 100% in such amount as of the last day of the second Plan Year following the Plan Year for which the supplemental matching credit is credited to the Participant’s Account.”

15. Section 4.1(a)(i) is amended effective as of January 1, 2005 by adding the following language to the end of such Section:

“Notwithstanding the foregoing, Participants may be provided a one-time opportunity on or before December 31, 2006 to elect to either delay or cancel each date made in a prior election provided a Participant may not change a payment election either (1) with respect to payments that he or she would otherwise receive in 2006, or (2) to cause payments to be made in 2006.”

16. Section 4.1(a)(iii) is amended and restated effective as of January 1, 2005 to read as follows:

“(iii) A Participant will be provided with one opportunity to elect to delay each date specified in an election made pursuant to clause (i). An election pursuant to this clause will not have any effect unless the election (1) is made on a properly completed form received by the Administrator at least twelve (12) months prior to the date that the Participant’s first scheduled payment was to begin, (2) is not effective until at least twelve (12) months after the date on which the election is made, and (3) delays the payment at least five (5) years beyond the distribution date originally specified.”

17. Section 4.1(c) is amended and restated effective as of January 1, 2005 to read as follows:

“(c) Accelerated Distribution. [Intentionally omitted.]”

18. Section 4.2(a) is amended and restated effective as of January 1, 2005 to read as follows:

“(a) Time. Except as otherwise provided under Section 4.2(b)(v) relating to the 5-year redeferral rule, distribution to a Participant will be made or commenced on or as soon as administratively practicable after the date of the Participant’s Disability, Retirement or other Severance.”

19. Section 4.2(b)(ii) is amended and restated effective as of January 1, 2005 to read as follows:

“(ii) Retirement or Disability. Upon a Participant’s Retirement or Disability, distribution to the Participant will be made in the form of a lump sum cash payment, unless the Participant has properly elected in accordance with Plan Rules to receive his distribution in an alternative form.”

20. Section 4.2(b) is amended effective as of January 1, 2005 by adding new clauses (iv), (v) and (vi) to read as follows:

“(iv) Election. Except as otherwise specifically provided in the Plan, each Participant will be provided with one opportunity to irrevocably elect in accordance with Plan Rules the form of distribution (among the forms described in clause (vi)). The election must be made prior to the Plan Year during which the Participant’s services are performed for which the credits under Sections 3.2, 3.3, 3.4 or 3.5 relate (together with earnings credits thereon), or, if the Participant satisfies the requirements of Sections 3.2(a)(ii) or 3.2(b)(ii), within 30 days of first becoming eligible to participate in the Plan. Notwithstanding the foregoing, Participants may be provided a one-time opportunity on or before December 31, 2006 to elect an alternative form of distribution (lump sum or installments described in clause (vi)) of amounts credited to the Participant’s Account prior to January 1, 2007 provided a Participant may not change a payment election with respect to payments that he or she would otherwise receive in 2006.

(v) 5-Year Redeferral Election. If the time for making an election under clause (iv) has expired, Participant may elect to change the form of his or her distribution to a form described in clause (vi) or to a single lump sum, provided the election (1) is made on a properly completed form received by the Administrator at least twelve (12) months prior to the date that the Participant’s first scheduled payment was to begin; (2) is not effective until at least twelve (12) months after the date on which the election is made, and (3) delays the commencement of the payment at least five (5) years beyond the date the payment was otherwise scheduled to begin.

(vi) Installments. A Participant may elect to receive his or her distribution in the form of five (5), ten (10) or fifteen (15) annual installment cash payments. For purposes of Code section 409A, an installment distribution will be treated as a single payment.”

21. Section 4.2(d)(i)(1) is amended and restated effective as of January 1, 2005 to read as follows:

“(1) [Intentionally omitted.]”

22. Section 4.2(d)(iii) is deleted effective as of January 1, 2005.

23. Section 4.4 is amended effective as of January 1, 2005 (a) by changing the term “Affiliate” to “Participating Employer or its Affiliate” each place it appears in such Section, and (b) by changing the phrase “distribution may be deferred” to the phrase “distribution will be deferred” where it appears at the end of the first sentence of Section 4.4.

24. Section 4.6 is amended and restated effective as of January 1, 2005 to read as follows:

“4.6 Suspension. [Intentionally omitted.]”

25. Article 4 is amended effective as of January 1, 2005 by adding a new Section 4.7 to read as follows:

“4.7 Six-Month Suspension for Specified Key Employee. If at the time of the Participant’s termination of employment (other than on account of death) the Participant is a “specified employee” for purposes of complying with the requirements of Section 409A(a)(2)(B)(i) of the Code, any payment due the Participant will be suspended and not paid until the first day immediately following the date that is six (6) months after the date of the Participant’s termination of employment (or if earlier, upon the Participant’s death).”

26. Section 6.1 is amended effective as of January 1, 2005 by changing the term “Affiliate” to “Subsidiary” where it appears in such Section.

27. Section 6.3(b) is amended and restated effective as of January 1, 2005 to read as follows:

“(b) if (and only to the extent) the Participant’s interest in the Plan has become subject to tax under Code section 409A, cause such Participant’s interest in the Plan to be distributed to the Participant in the form of an immediate lump sum cash payment in an amount determined in accordance with Section 4.2(c); and /or”

28. Section 6.4 is amended effective as of January 1, 2005 by adding the following language to the end of such Section:

“Notwithstanding the preceding sentence, acceleration of distributions following a termination of the Plan will be made if and only to the extent and at the terms permitted under Code section 409A.”

29. Section 7.5 is amended effective as of January 1, 2005 by amending and restating (or adding) the following definitions to read as follows:

“Affiliate. “Affiliate” means any person with whom a Participating Employer would be treated as a single employer under Code section 414(b) or 414(c).

Matching Percentage. “Matching Percentage” means with respect to a Qualified Employee, the percentage that would be used in calculating the Participating

Employer’s (or an Affiliate’s) matching contribution under the Qualified 401(k) Plan (but not including any performance or discretionary matching contributions) on behalf of such Qualified Employee (for the Qualified 401(k) Plan plan year ending with or within the Plan Year for this Plan) determined by assuming that the Qualified Employee had contributed the maximum amount permitted under the Qualified 401(k) Plan.

Participating Employer. “Participating Employer” means the Company and any Subsidiary that has adopted the Plan, or all of them collectively, as the context requires. A Subsidiary will cease to be a Participating Employer upon its ceasing to be a Subsidiary and the Company and each Subsidiary will cease to be a Participating Employer upon termination of the Plan as to its Qualified Employees (and, in the case of the Company, its Qualified Directors) and the satisfaction in full of its obligations under the Plan.

Severance. “Severance” means:

(a) the date on which (1) an Employee Participant’s employment relationship is severed with each of the Participating Employers and their Affiliates, or (2) an Employee Participant experiences a change in employment status with each of the Participating Employers and their Affiliates and such change constitutes a “separation from service” within the meaning of Code section 409A; or

(b) the date on which a Director Participant ceases to be a member of the Company’s board of directors and has terminated all contractual relationships as an independent contractor of the Company and all of its Affiliates such that he or she has experienced a “separation from service” within the meaning of Code section 409A.

Subsidiary. “Subsidiary” means any corporation, at least a majority of whose outstanding securities ordinarily having the right to vote at elections of directors is owned (directly or indirectly) by the Company.

Unforeseeable Emergency. “Unforeseeable Emergency” means a severe financial hardship of the Participant resulting from (i) an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined under Code section 152(a)), (ii) loss of the Participant’s property due to casualty, or (iii) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, but only if and to the extent the Administrator determines that such Unforeseeable Emergency constitutes an “unforeseeable emergency” under Code section 409A.”

30. The definition of “Board” in Section 7.5 is amended effective as of January 1, 2005 by changing the term “Affiliate” to “Company or Subsidiary” where it appears in such definition.

31. The definition of “Disability” under Section 7.5 is amended effective as of January 1, 2005 by (a) changing the term “Affiliate” to “Participating Employer or its Affiliate” where it appears in the definition and (b) by adding the following sentence after the first sentence of such definition:

“Notwithstanding the preceding sentence, a Participant will be treated as experiencing a Disability only if such Disability constitutes a “disability” within the meaning of Code section 409A.”

32. The definition of “Hour of Service” under Section 7.5 is amended effective as of January 1, 2005 by changing the phrase “an Affiliate” to “the Company or its Subsidiary” each place it appears in such definition.

33. The definition of “Qualified 401(k) Plan” under Section 7.5 is amended effective as of January 1, 2005 by changing the phrase “Company” to “Participating Employer” where it appears in such definition.

34. The definition of “Vesting Service” under Section 7.5 is amended effective as of January 1, 2005 by changing the term “Affiliate” to “Subsidiary” each place it appears in such definition.

35. Section 8.5 is amended effective as of January 1, 2005 by changing the phrase “any Affiliates” to “the Company or any of its Subsidiaries” where it appears in such definition.

The undersigned has caused this instrument to be executed by its duly authorized officers this 25th day of October, 2006.

CERIDIAN CORPORATION

Attest:	/s/ William E. McDonald	By	/s/ Gary M. Nelson
	Deputy Secretary	Name:	Gary M. Nelson
		Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary